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Exhibit 10.1

PURCHASE AGREEMENT

between

THE MILLS CORPORATION

And

SCUDDER RREEF REAL ESTATE FUND II, INC.

by

RREEF AMERICA L.L.C.

dated as of

October 7, 2003

PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT (this "Agreement") is entered into as of October 7, 2003 between The Mills Corporation, a Delaware corporation (the "Company"), and RREEF America L.L.C., a Delaware limited liability company (the "Advisor"), on behalf of Scudder RREEF Real Estate Fund II, Inc., a Maryland corporation and a registered closed-end management investment company (the "Purchaser").

        WHEREAS, on May 5, 2003, the Company issued and sold 6,440,000 of its Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share ("Series E Preferred Stock"), in an underwritten public offering; and

        WHEREAS, the Company desires to sell and issue to the Purchaser, and the Purchaser desires to purchase, and the Advisor desires to cause the Purchaser to purchase from the Company, 1,720,000 shares of Series E Preferred Stock.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.     PURCHASE; CLOSING

  1.1.    Purchase of Series E Preferred Stock.

        Subject to the terms and conditions hereof, the Purchaser hereby agrees to purchase from the Company, and the Company agrees to sell to the Purchaser (the "Offering"), 1,720,000 shares of Series E Preferred Stock (the "Shares"). The per share purchase price for the Shares will be $26.2370 and the aggregate purchase price for the Shares shall be equal to the per share price multiplied by the number of Shares (the "Purchase Price").

  1.2.    Closing and Payment.

          (a)   Subject to the terms and conditions hereof, the payment for, and the delivery of, the Shares (the "Closing") shall be made at The Mills Corporation, or at such other place as shall be agreed upon by the Company and the Purchaser, at 11:00 A.M. (Eastern time) on October 7, 2003, or such other time not later than ten business days after such date as shall be agreed upon by the Company and the Purchaser.

          (b)   Payment of the Purchase Price shall be made by the Purchaser to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Purchaser of the Shares to be purchased pursuant to the Offering.

2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Purchaser as follows:

  2.1.    Registration of the Shares

        The Shares to be issued in the Offering have been registered with the Securities and Exchange Commission (the "Commission") pursuant to a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission, which Registration Statement was declared effective by the Commission, and, to the Company's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

  2.2.    Organization

        The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as described in the Prospectus (as hereinafter defined) and to enter into this Agreement and to perform its obligations hereunder.

  2.3.    Due Authorization

        This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, is enforceable against the Company in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (b) the availability of equitable remedies may be limited by equitable principles of general applicability. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions.

  2.4.    Authorization of Shares

        The Shares have been duly authorized by the Company for issuance and sale pursuant to this Agreement. Such Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the Purchase Price, will be validly issued, fully paid and non-assessable, and will not be subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation and bylaws of the Company or under any agreement to which the Company is a party, or otherwise. The Certificate of Designations for the Shares is in full force and effect as of the date hereof.

  2.5.    Absence of Defaults

        The Company is not in any violation of its certificate of incorporation or by laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, except for such defaults that would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole (collectively, "Material Adverse Effect").

  2.6.    Description of the Shares

        The Shares being sold pursuant to this Agreement conform in all material respects to the statements relating thereto contained in the prospectus supplement, dated October 6, 2003, to the prospectus, dated October 2, 2002 (collectively, the "Prospectus").

  2.7.    Litigation

        There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company that is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or that would result in a Material Adverse Effect.

  2.8.    REIT Status

        Commencing with its taxable year ended December 31, 1994, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for each of its subsequent taxable years, and no actions have been taken (or not taken that are required to be taken) that would cause such qualification as a real estate investment trust to be lost.

3.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Advisor, on behalf of the Purchaser, hereby represents and warrants to the Company as follows:

  3.1.    Organization

        The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland. The Purchaser has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The Advisor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Advisor is the Purchaser's duly appointed and authorized investment advisor and has all requisite company power and authority (including authorization from the Purchaser) to cause the Purchaser to enter into this Agreement, to bind the Purchaser to the terms of this Agreement and to perform its obligations hereunder.

  3.2.    Due Authorization

        This Agreement has been duly authorized, executed and delivered by the Advisor, on behalf of the Purchaser, and, assuming due authorization, execution and delivery by the Company, is enforceable against the Purchaser in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (b) the availability of equitable remedies may be limited by equitable principles of general applicability. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate (and, in the case of the Advisor, limited liability company) actions.

  3.3.    Absence of Default

        The Purchaser is not in any violation of its articles of incorporation or its bylaws and the performance of the obligations contained herein or contemplated hereby does not violate any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Purchaser is a party or by which it may be bound, except for such violations that would not materially adversely affect the ability of the Purchaser to perform its obligations hereunder or contemplated hereby.

  3.4.    Source of Funds

        At the Closing, the Purchaser shall have available sufficient funds necessary to pay the Purchase Price and otherwise to satisfy the Purchaser's obligations hereunder.

  3.5.    Brokers or Finders

        No agent, broker, investment banker or other firm or person, including any of the foregoing that is an affiliate of the Purchaser, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Purchaser in connection with this Agreement or the transactions contemplated hereby for which the Company will be responsible.

  3.6.    Transfer and Ownership Restrictions

        The Purchaser acknowledges and understands that the Series E Preferred Stock and the Shares are subject to certain transfer and ownership restrictions as set forth in the Company's certificate of incorporation, as amended, and as described in the Prospectus and the documents incorporated by reference therein.

4.     CONDITIONS TO CLOSING

  4.1.    Conditions to Obligations of the Purchaser

        The obligations of the Purchaser to purchase and pay for the Shares at the Closing are subject to satisfaction or waiver of each of the following conditions precedent:

          (a)   The representations and warranties of the Company contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing (except for representations and warranties that speak as of a specific date or time other than the date of the Closing (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not have a Material Adverse Effect.

          (b)   There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending actions that would reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or to issue the Shares.

  4.2.    Conditions to Obligations of the Company

        The obligations of the Company to issue and sell the Shares at the Closing are subject to satisfaction or waiver of each of the following conditions precedent:

          (a)   The representations and warranties of the Purchaser contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the date of the Closing (except for representations and warranties that speak as of a specific date or time other than the date of the Closing (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not materially adversely affect the ability of the Purchaser to perform its obligations hereunder or contemplated hereby.

          (b)   There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending actions that would reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or to issue the Shares.

5.     MISCELLANEOUS

  5.1.    Counterparts

        This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall be effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

  5.2.    Governing Law

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

  5.3.    Entire Agreement

        This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

  5.4.    Notices

        All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.

        Notices to the Company shall be addressed to:

    The Mills Corporation
    1300 Wilson Boulevard, Suite 400
    Arlington, VA 22209
    Attention: Thomas E. Frost, Executive Vice President and General Counsel
    Telecopy Number: (703) 526-5155

        with a copy (which shall not constitute notice) to:

    Hogan & Hartson L.L.P.
    555 Thirteenth Street, N.W.
    Washington, DC 20004-1109
    Attention: Bruce W. Gilchrist, Esq.
    Telecopy Number: (202) 637-5910

        Notices to the Purchaser shall be addressed to:

    Scudder RREEF Real Estate Fund II, Inc.
    c/o RREEF America L.L.C.
    875 North Michigan Avenue
    41st Floor
    Chicago, Illinois 60611
    Attention: Securities Portfolio Manager
    Telecopy Number: (312) 266-9300

        with a copy (which shall not constitute notice) to:

    Seyfarth Shaw LLP
    55 East Monroe Street
    Suite 4200
    Chicago, Illinois 60603

    Attention: Arthur Don, Esq.
    Telecopy Number: (312) 269-8869

  5.5.    Headings

        The Section and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

  5.6.    Amendments and Waivers

        This Agreement may not be modified or amended except by an instrument or instruments in writing signed by both parties. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by both parties.

  5.7.    Expenses

        Except as set forth in this Agreement, whether or not the Closing is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

  5.8.    Severability

        Any provision hereof that is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

  5.9.    Further Assurances

        The parties agree that, from time to time, whether before, at or after the Closing, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary, appropriate or desirable to carry out the purposes and intents hereof.

[Signatures on following page]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

THE MILLS CORPORATION

By:	/s/ M. Scott DeCain
Name:	M. Scott DeCain
Title:	Senior Vice President, Capital Markets

SCUDDER RREEF REAL ESTATE FUND II, INC.

By:	RREEF AMERICA L.L.C., Its Investment Advisor
By:	/s/ Mark Zeisloft
Name:	Mark Zeisloft
Title:	Managing Director

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